UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RITO GROUP CORP.

(Exact name of registrant as specified in its charter)

NEVADA	47-3588502
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 6C, 4F, Block C

Hong Kong Industrial Centre

489 Castle Peak Road, Lai Chi Kok

Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 2385 8598

Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-206319

Securities to be registered pursuant to Section 12(g) of the Act: Common shares, par value $0.0001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Registrant’s Registration Statement on Form S-1 filed on August 12, 2015, (File No. 333-206319) relating to such securities, filed pursuant to Securities Act of 1933, as amended. The description of the securities contained in the S-1, and subsequent amendments thereto, is hereby incorporated by reference into this Form 8-A.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit

1	The Registrant’s Registration Statement on Form S-1 (No. 333-206319) (the “Registration Statement”), as filed with the Securities and Exchange Commission on August 12, 2015 and as subsequently amended – incorporated herein by reference.

2	Articles of Incorporation of the Registrant – incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3	Bylaws of the Registrant – incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 5, 2017

RITO GROUP CORP.

By:	/s/ Choi Tak Yin Addy
Name:	Choi Tak Yin Addy
Title:	Chief Executive Officer